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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            PREEM HOLDINGS AB (publ)
             (Exact name of registrant as specified in its charter)

          SWEDEN                                        NOT APPLICABLE
(Jurisdiction of Incorporation              (I.R.S. Employer Identification No.)
     or Organization)

                                Sandhamnsgatan 51
                             P.O. Box 27800, S-11590
                                Stockholm, Sweden
                    (Address of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:
333-13724

Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of Each Exchange on Which Each
Title of Each Class to be So Registered         Class is to be Registered
---------------------------------------     -----------------------------------

  10 5/8% Senior Secured Notes due 2011             Luxembourg Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is made to the material under the caption "Description of Notes" on pages 105 through 157, of the form of prospectus (the "Prospectus") which forms a part of the Registrant's Registration Statement on Form F-4 (Registration No. 333-13724), as amended from time to time. The material referred to in the Prospectus is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         1. Purchase Agreement, dated as of April 3, 2001, by and among the Registrant, Deutsche Bank AG London, and UBS AG, acting through its business group UBS Warburg, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form F-4 (Registration No. 333-13724), as amended, in incorporated herein by reference.

         2. Indenture, dated as of April 10, 2001, between the Registrant, Bankers Trust Company, and Deutsche Bank AG London, filed as
                  Exhibit 4.2 to the Registrant's Registration Statement on Form F-4 (Registration No. 333-13724), as amended, is incorporated herein by reference.

         3.       Form of 10 5/8% Senior Secured Notes due 2011, filed as
                  Exhibit 4.3 to the Registrant's Registration Statement on Form F-4 (Registration No. 333-13724), as amended, is incorporated herein by reference.

         4. Registration Rights Agreement, dated as of April 10, 2001, between the Registrant, Deutsche Bank AG London, and UBS AG, acting through its business group UBS Warburg, filed as
                  Exhibit 4.4 to the Registrant's Registration Statement on Form F-4 (Registration No. 333-13724), as amended, is incorporated herein by reference.

         5. Purchase Agreement, dated as of July 13, 2001, between the Registrant and Deutsche Bank AG London, filed as Exhibit 4.5 to the Registrant's Registration Statement on Form F-4 (Registration No. 333-13724), as amended, in incorporated herein by reference.

         6. Registration Rights Agreement, dated as of July 20, 2001, between the Registrant and Deutsche Bank AG London, filed as
                  Exhibit 4.6 to the Registrant's Registration Statement on Form F-4 (Registration No. 333-13724), as amended, is incorporated herein by reference.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       PREEM HOLDINGS AB (PUBL)


August 28, 2001

                                       By:  /s/John P. Oswald
                                            ------------------------------------
                                             Name:  John P. Oswald
                                             Title:   Chairman of the Board


                                       By:  /s/Richard Ohman
                                            ------------------------------------
                                             Name:  Richard Ohman
                                             Title:   Director